Exhibit  10.20


                   GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT



     THIS GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT ("Assignment") is dated effective as of August 31, 1996 (the "Effective Date) by and between The Orthodontic Management Effectiveness Group of America, LLC ("Assignor") and Omega Orthodontics, Inc. ("Assignee").

                                WITNESSETH THAT:

     WHEREAS, Assignor is a party under those certain contracts described on Schedule 1.4 attached hereto and incorporated herein by this reference (the "Contracts");

     WHEREAS, for good and valuable consideration and pursuant to a certain Asset Purchase Agreement dated of even date herewith by and between Assignor and Assignee (the "Asset Purchase Agreement") and a General Bill of Sale and Assignment by Assignor in favor of Assignee, Assignor desires to assign all of its rights and interests with respect to the Contracts to Assignee and Assignee desires to accept such assignment and assume all rights and obligations of Assignor under the Contracts.

     NOW, THEREFORE, in consideration of the foregoing and the following covenants and agreements, the parties agree as follows:

     1. Assignment. Assignor hereby assigns and transfers all of its right, title, and interest in and under the Contracts to Assignee, its successors and assigns.

     2. Assumption. Assignee hereby assumes the performance of all the terms, covenants, and conditions of the Contracts to be performed, from and after the Effective Date, by Assignor as a party under the Contracts.

     3. Representations. Assignor represents, warrants and covenants to Assignee as follows (all of which representations, warranties and covenants shall survive this Assignment):

     a. The Assignor is not in default under the terms of any of the Contracts;

     b. No other person or entity has any rights to or under the Contracts (other than the named parties thereto); and

     c. The Assignor shall do nothing to impair or defeat this Assignment.

     4. Indemnification by Assignor. Assignor hereby agrees to indemnify and hold Assignee harmless from and against any and all losses, claims, or damages, including costs and reasonable attorney's fees, arising directly or indirectly, out of (i) any default under any of the Contracts arising on or prior to the date of this Assignment, and (ii) the breach of any obligation by Assignor contained herein.

     5. Indemnification by Assignee. Assignee hereby agrees to indemnify and hold Assignor harmless from and against any and all losses, claims, or damages, including costs and reasonable attorney's fees, arising directly or indirectly, out of (i) any default under any of the Contracts arising after the Effective Date, and (ii) the breach of any obligation by Assignee contained herein.

     6.  Miscellaneous.   This  Assignment  may  be  executed  in  one  or  more
counterparts and all such counterparts shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Assignment as of the date first above written.


WITNESS:                                OMEGA ORTHODONTICS, INC.



/s/ Diane Kessler                       By:  /s/ R. J. Schulhof
________________________                     _________________________
                                        Name:  R. J. Schulhof
                                        Title:  President


                                        THE ORTHODONTIC MANAGEMENT
                                        EFFECTIVENESS GROUP OF AMERICA,
                                        LLC



/s/ Diane Kessler                       By:  /s/ R. J. Schulhof
________________________                     _________________________
                                        Name:  R. J. Schulhof
                                        Title:  Manager


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

                          SCHEDULE 1.4 -- THE CONTRACTS

Agent Agreement: Glovsky/Mayflower

Ancillary Agreements:

     David Grove
     Robert Schmisseur
     Ted Saydyk
     Andrew Smick
     Leroy Vego
     Ray Fortson
     Clark Schneekluth

Consulting Services Agreements

     David Grove
     Robert Schmisseur
     Ted Saydyk
     Andrew Smick
     Ray Fortson
     Donald Byk
     Clark Cash
     Clark Schneekluth

Agreement/Working Arrangements with Consultants

     Dean Bellavia:     Books at reduced  rates plus $100 per month per practice
                        served;   Scheduling  at  reduced  rate  --  $2,500  per
                        practice

     Sonny Elliott:     $2,500  per in  Practice  Seminar,  $300 per  month  for
                        coaching

     Bud Ham:           $1,000 per practice survey

     Maxine Logan:      $500 per month plus materials for  promotional  programs
                        for practices

Facilities -- Agreements to use home offices as company facilities


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